CUSIP No. 848574109	13G	Page 10 of 10 Pages

EXHIBIT 1

AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of Class A Common Stock of Spirit AeroSystems Holdings, Inc.

EXECUTED this 12th day of February, 2024.

HILL CITY CAPITAL MASTER FUND LP

By:	HILL CITY CAPITAL GP LLC,
its General Partner

	By:	/s/ Herbert Frazier
Herbert Frazier
Managing Member

HILL CITY CAPITAL GP LLC

By:	/s/ Herbert Frazier
Herbert Frazier
Managing Member

HILL CITY CAPITAL LP

By:	HILL CITY GP LLC,
its General Partner

	By:	/s/ Herbert Frazier
Herbert Frazier
Managing Member

HILL CITY GP LLC

By:	/s/ Herbert Frazier
Herbert Frazier
Managing Member

/s/ Herbert Frazier
Herbert Frazier